Exhibit 99.1

Appian Announces Third Quarter 2024 Financial Results

Third quarter cloud subscription revenue increased 22% year-over-year to $94.1 million

McLean, VA – November 7, 2024 – Appian (Nasdaq: APPN) today announced financial results for the third quarter ended September 30, 2024.

“Appian continues to grow even as we become more efficient. Growth remains our top priority. We now project positive adjusted EBITDA for the full year 2024,” said Matt Calkins, CEO & Founder.

Third Quarter 2024 Financial Highlights:

•Revenue: Cloud subscription revenue was $94.1 million, up 22% compared to the third quarter of 2023. Total subscriptions revenue, which includes sales of our cloud subscriptions, on-premises term license subscriptions, and maintenance and support, increased 19% year-over-year to $123.1 million. Professional services revenue was $30.9 million, a decrease of 7% compared to the third quarter of 2023. Total revenue was $154.1 million, up 12% compared to the third quarter of 2023. Cloud subscription revenue retention rate was 117% as of September 30, 2024.
•Operating loss and non-GAAP operating income and loss: GAAP operating loss was $(7.2) million, compared to $(15.2) million for the third quarter of 2023. Non-GAAP operating income was $8.3 million, compared to non-GAAP operating loss of $(7.7) million for the third quarter of 2023.
•Net loss and non-GAAP net income and loss: GAAP net loss was $(2.1) million, compared to $(22.3) million for the third quarter of 2023. GAAP net loss per share was $(0.03) for the third quarter of 2024, compared to $(0.30) for the third quarter of 2023. Non-GAAP net income was $11.4 million, compared to non-GAAP net loss of $(14.6) million for the third quarter of 2023. Non-GAAP diluted net income per share was $0.15, compared to $(0.20) net loss per share for the third quarter of 2023. GAAP net loss and non-GAAP net income for the third quarter of 2024 included $9.2 million of foreign currency exchange gains. GAAP and non-GAAP net loss for the third quarter of 2023 included $4.3 million of foreign currency exchange losses. We do not forecast foreign exchange rate movements.
•Adjusted EBITDA: Adjusted EBITDA was $10.8 million, compared to adjusted EBITDA loss of $(5.3) million for the third quarter of 2023.
•Balance sheet and cash flows: As of September 30, 2024, Appian had total cash, cash equivalents, and investments of $140.0 million. Net cash used by operating activities was $(8.2) million for the three months ended September 30, 2024, compared to $(65.0) million of net cash used by operating activities for the same period in 2023.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables following the financial statements in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Recent Business Highlights:

•Appian Accelerates Government Procurement with AI in New Requirements Management - ProcureSight Integration
•Latest Version of the Appian Platform Transforms Enterprise Data and Process Automation with AI-Driven Innovations
•Appian Elects Carl “Boe” Hartman II to Board of Directors
•Appian Names Mark Dorsey Chief Revenue Officer

Financial Outlook:

As of November 7, 2024, guidance for 2024 is as follows:

•Fourth Quarter 2024 Guidance:

◦Cloud subscription revenue is expected to be between $95.0 million and $97.0 million, representing year-over-year growth of 14% to 17%.
◦Total revenue is expected to be between $163.5 million and $165.5 million, representing a year-over-year increase of 13% to 14%.
◦Adjusted EBITDA is expected to be between $6.0 million and $8.0 million.
◦Non-GAAP net loss per share is expected to be between $(0.03) and breakeven, assuming weighted average common shares outstanding of 74.0 million.

•Full Year 2024 Guidance:

◦Cloud subscription revenue is expected to be between $364.0 million and $366.0 million, representing year-over-year growth of 20%.
◦Total revenue is expected to be between $613.0 million and $615.0 million, representing a year-over-year increase of 12% to 13%.
◦Adjusted EBITDA is expected to be between $5.0 million and $7.0 million.
◦Non-GAAP net loss per share is expected to be between $(0.38) and $(0.35), assuming weighted average common shares outstanding of 73.0 million.

Conference Call Details:

Appian will host a conference call today, November 7, 2024, at 8:30 a.m. ET to discuss Appian's financial results for the third quarter ended September 30, 2024 and business outlook.

To access the call, navigate to the following link(1). Once registered, participants can dial in using their phone with a dial in and PIN, or they can choose the Call Me option for instant dial to their phone. The live webcast of the conference call can also be accessed on the Investor Relations page of our website at https://investors.appian.com.

About Appian

Appian is a software company that orchestrates business processes. The Appian Platform empowers leaders to design, automate, and optimize important processes from start to finish. With our industry-leading platform and commitment to customer success, Appian is trusted by top organizations to drive transformational process change. For more information, visit appian.com. [Nasdaq: APPN]
1 https://register.vevent.com/register/BI4a3543c2295f4f5085f10a575f9a8298

Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with GAAP, Appian provides investors with certain non-GAAP financial performance measures. Appian uses these non-GAAP financial performance measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Appian’s management believes these non-GAAP financial measures provide meaningful supplemental information regarding Appian’s performance by excluding certain expenses that may not be indicative of our recurring core business operating results. Appian believes both management and investors benefit from referring to these non-GAAP financial measures in assessing Appian’s performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to historical performance as well as comparisons to competitors’ operating results. Appian believes these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to measures used by management in its financial and operational decision-making and (2) they are used by Appian’s institutional investors and the analyst community to help them analyze the health of Appian’s business.

The non-GAAP financial performance measures include the following: non-GAAP subscriptions cost of revenue, non-GAAP professional services cost of revenue, non-GAAP total cost of revenue, non-GAAP total operating expense, non-GAAP operating loss, non-GAAP income tax expense, non-GAAP net income (loss), and non-GAAP net income (loss) per share, basic and diluted. These non-GAAP financial performance measures exclude the effect of stock-based compensation expense, certain non-ordinary litigation-related expenses consisting of legal and other professional fees associated with the Pegasystems cases (net of insurance reimbursements), or Litigation Expense, amortization of the judgement preservation insurance policy, or JPI Amortization, severance costs related to involuntary reductions in our workforce, or Severance Costs, lease impairment and lease-related charges associated with actions taken to reduce the footprint of our leased office spaces, or Lease Impairment and Lease-Related Charges, and a short-swing profit disgorgement paid to us by an investor, or Short-Swing Profit Payment. While some of these items may be recurring in nature and should not be disregarded in the evaluation of our earnings performance, it is useful to exclude such items when analyzing current results and trends compared to other periods as these items can vary significantly from period to period depending on specific underlying transactions or events that may occur. Therefore, while we may incur or recognize these types of expenses in the future, we believe removing these items for purposes of calculating our non-GAAP financial measures provides investors with a more focused presentation of our ongoing operating performance.

Appian also discusses adjusted EBITDA, a non-GAAP financial performance measure it believes offers a useful view of the overall operation of its businesses. The company defines adjusted EBITDA as net loss before (1) other (income) expense, net, (2) interest expense, (3) income tax expense, (4) depreciation expense and amortization of intangible assets, (5) stock-based compensation expense, (6) Litigation Expense, (7) JPI Amortization, (8) Severance Costs, and (9) Lease Impairment and Lease-Related Charges. The most directly comparable GAAP financial measure to adjusted EBITDA is net loss. Users should consider the limitations of using adjusted EBITDA, including the fact this measure does not provide a complete measure of our operating performance. Adjusted EBITDA is not intended to purport to be an alternative to net loss as a measure of operating performance or to cash flows from operating activities as a measure of liquidity.

The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to the financial information prepared and presented in accordance with GAAP, and Appian’s non-GAAP measures may be different from non-GAAP measures used by other companies. For more information on these non-GAAP financial measures, see the reconciliation of these non-GAAP financial measures to their nearest comparable GAAP measures at the end of this press release. Appian provides guidance ranges for non-GAAP net loss per share and adjusted EBITDA; however, we are not able to reconcile these amounts to their comparable GAAP financial measures without unreasonable efforts because certain information necessary to calculate such measures on a GAAP basis is unavailable, subject to high variability, dependent on future events outside of our control, and cannot be predicted. In addition, Appian believes such reconciliations could imply a degree of precision that might be confusing or misleading to investors. The actual effect of the reconciling items that Appian may exclude from these non-GAAP expense numbers, when determined, may be significant to the calculation of the comparable GAAP measures.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical facts, including statements regarding Appian’s future financial and business performance for the fourth quarter and full year 2024, future investment by Appian in its go-to-market initiatives, increased demand for the Appian Platform, market opportunity and plans and objectives for future operations, including Appian’s ability to drive continued subscriptions revenue and total revenue growth, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “will,” “plan,” and similar expressions are intended to identify forward-looking statements. Appian has based these forward-looking statements on its current expectations and projections about future events and financial trends that Appian believes may affect its financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks and uncertainties, including the risks and uncertainties associated with Appian’s ability to grow its business and manage its growth, Appian’s ability to sustain its revenue growth rate, continued market acceptance of Appian’s Platform and adoption of low-code solutions to drive digital transformation, the fluctuation of Appian’s operating results due to the length and variability of its sales cycle, competition in the markets in which Appian operates, AI being a disruptive set of technologies that may affect the markets for Appian’s software dramatically and in unpredictable ways, risks and uncertainties associated with the composition and concentration of Appian’s customer base and their demand for its platform and satisfaction with the services provided by Appian, Appian’s ability to operate in compliance with applicable laws and regulations, Appian’s strategic relationships with third parties, and additional risks and uncertainties set forth in the “Risk Factors” section of Appian’s most recent annual report on Form 10-K, quarterly reports on Form 10-Q, and other filings with the Securities and Exchange Commission. Moreover, Appian operates in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for Appian’s management to predict all risks nor can Appian assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements Appian may make. In light of these risks, uncertainties, and assumptions, Appian cannot guarantee future results, levels of activity, performance, achievements, or events and circumstances reflected in the forward-looking statements will occur. Appian is under no duty to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations, except as required by law.

Investor Relations
Jack Andrews
703-442-8844
investors@appian.com

Media Contact
Valerie Verlander
703-260-7947
valerie.verlander@appian.com

APPIAN CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands, except par value and share data)

	As of
	September 30, 2024	December 31, 2023
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$99,193	$149,351
Short-term investments and marketable securities	40,798	9,653
Accounts receivable, net of allowances of $2,850 and $2,606, respectively	140,213	171,561
Deferred commissions, current	34,785	34,261
Prepaid expenses and other current assets	45,483	49,529
Total current assets	360,472	414,355
Property and equipment, net of accumulated depreciation of $30,329 and $25,141, respectively	39,190	42,682
Goodwill	27,462	27,106
Intangible assets, net of accumulated amortization of $5,356 and $4,152, respectively	2,790	3,889
Right-of-use assets for operating leases	32,231	39,975
Deferred commissions, net of current portion	54,576	59,764
Deferred tax assets	4,827	3,453
Other assets	28,365	36,279
Total assets	$549,913	$627,503
Liabilities and Stockholders’ (Deficit) Equity
Current liabilities
Accounts payable	$6,928	$6,174
Accrued expenses	11,310	11,046
Accrued compensation and related benefits	31,171	38,003
Deferred revenue	224,199	235,992
Debt	9,598	66,368
Operating lease liabilities	12,470	11,698
Other current liabilities	2,798	1,891
Total current liabilities	298,474	371,172
Long-term debt	243,225	140,221
Non-current operating lease liabilities	54,270	59,067
Deferred revenue, non-current	3,370	4,700
Deferred tax liabilities	—	2
Other non-current liabilities	375	—
Total liabilities	599,714	575,162
Stockholders’ (deficit) equity
Class A common stock—par value $0.0001; 500,000,000 shares authorized as of September 30, 2024 and December 31, 2023 and 42,361,024 and 42,169,970 shares issued of September 30, 2024 and December 31, 2023, respectively	4	4
Class B common stock—par value $0.0001; 100,000,000 shares authorized as of September 30, 2024 and December 31, 2023 and 31,195,739 and 31,196,796 shares issued as of September 30, 2024 and December 31, 2023, respectively	3	3
Additional paid-in capital	614,204	595,781
Accumulated other comprehensive loss	(22,809)	(23,555)
Accumulated deficit	(598,507)	(519,892)
Treasury stock at cost, 1,127,138 shares as of September 30, 2024	(42,696)	—
Total stockholders’ (deficit) equity	(49,801)	52,341
Total liabilities and stockholders’ (deficit) equity	$549,913	$627,503

APPIAN CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended September 30, 2024		Nine Months Ended September 30, 2024
	2024	2023	2024	2023
	(unaudited)
Revenue
Subscriptions	$123,121	$103,803	$353,789	$296,554
Professional services	30,931	33,291	96,548	103,490
Total revenue	154,052	137,094	450,337	400,044
Cost of revenue
Subscriptions	14,082	11,265	39,614	32,492
Professional services	23,002	24,804	74,880	76,515
Total cost of revenue	37,084	36,069	114,494	109,007
Gross profit	116,968	101,025	335,843	291,037
Operating expenses
Sales and marketing	50,865	55,667	175,613	181,338
Research and development	38,572	37,135	117,789	118,502
General and administrative	34,688	23,440	108,327	82,342
Total operating expenses	124,125	116,242	401,729	382,182
Operating loss	(7,157)	(15,217)	(65,886)	(91,145)
Other non-operating (income) expense
Other (income) expense, net	(12,544)	1,939	(5,882)	(4,637)
Interest expense	6,168	4,917	17,921	12,790
Total other non-operating (income) expense	(6,376)	6,856	12,039	8,153
Loss before income taxes	(781)	(22,073)	(77,925)	(99,298)
Income tax expense	1,319	178	690	2,137
Net loss	$(2,100)	$(22,251)	$(78,615)	$(101,435)
Net loss per share:
Basic and diluted	$(0.03)	$(0.30)	$(1.08)	$(1.39)
Weighted average common shares outstanding:
Basic and diluted	72,396	73,178	72,664	73,032

APPIAN CORPORATION
STOCK-BASED COMPENSATION EXPENSE
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
	(unaudited)
Cost of revenue
Subscriptions	$211	$211	$641	$713
Professional services	1,325	1,535	4,364	4,598
Operating expenses
Sales and marketing	1,746	3,245	6,270	8,462
Research and development	2,939	2,930	8,859	9,466
General and administrative	3,284	3,090	9,877	9,976
Total stock-based compensation expense	$9,505	$11,011	$30,011	$33,215

APPIAN CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	Nine Months Ended September 30,
	2024	2023
Cash flows from operating activities
Net loss	$(78,615)	$(101,435)
Adjustments to reconcile net loss to net cash used by operating activities
Stock-based compensation	30,011	33,215
Depreciation expense and amortization of intangible assets	7,503	7,046
Lease impairment charges	5,462	—
Bad debt expense	619	690
Amortization of debt issuance costs	439	342
Benefit for deferred income taxes	(1,281)	(808)
Foreign currency transaction losses, net	2,895	—
Changes in assets and liabilities
Accounts receivable	30,859	30,665
Prepaid expenses and other assets	12,279	(61,555)
Deferred commissions	4,665	(56)
Accounts payable and accrued expenses	1,495	(657)
Accrued compensation and related benefits	(6,975)	(6,671)
Other current and non-current liabilities	535	(2,026)
Deferred revenue	(15,096)	(3,186)
Operating lease assets and liabilities	(1,788)	2,238
Net cash used by operating activities	(6,993)	(102,198)
Cash flows from investing activities
Proceeds from maturities of investments	11,631	62,590
Payments for investments	(42,638)	(53,443)
Purchases of property and equipment	(3,287)	(8,278)
Net cash (used by) provided by investing activities	(34,294)	869
Cash flows from financing activities
Proceeds from borrowings	50,000	92,000
Payments for debt issuance costs	(463)	(411)
Debt repayments	(3,750)	(2,625)
Repurchase of common stock	(50,019)	—
Payments for employee taxes related to the net share settlement of equity awards	(4,883)	(7,240)
Proceeds from exercise of common stock options	619	664
Net cash (used by) provided by financing activities	(8,496)	82,388
Effect of foreign exchange rate changes on cash and cash equivalents	(375)	(679)
Net decrease in cash and cash equivalents	(50,158)	(19,620)
Cash, cash equivalents and restricted cash at beginning of period	$149,351	$150,381
Cash and cash equivalents at end of period	$99,193	$130,761

Supplemental disclosure of cash flow information
Cash paid for interest	$17,193	$11,960
Cash paid for income taxes	$1,925	$2,944
Supplemental disclosure of non-cash investing and financing activities
Accrued capital expenditures	$109	$27

APPIAN CORPORATION
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(unaudited, in thousands, except per share data)

	GAAP Measure	Stock-Based Compensation	Litigation Expense	JPI Amortization	Severance Costs	Lease Impairment and Lease-Related Charges	Short-Swing Profit Payment	Non-GAAP Measure
Three Months Ended September 30, 2024
Subscriptions cost of revenue	$14,082	$(211)	$—	$—	$—	$—	$—	$13,871
Professional services cost of revenue	23,002	(1,325)	—	—	—	—	—	21,677
Total cost of revenue	37,084	(1,536)	—	—	—	—	—	35,548
Total operating expense	124,125	(7,969)	(1,979)	(3,635)	—	(324)	—	110,218
Operating (loss) income	(7,157)	9,505	1,979	3,635	—	324	—	8,286
Income tax expense	1,319	117	—	—	—	—	—	1,436
Net (loss) income	(2,100)	9,388	1,979	3,635	—	324	(1,799)	11,427
Net (loss) income per share, basic	$(0.03)	$0.13	$0.03	$0.05	$—	$—	$(0.02)	$0.16
Net (loss) income per share, diluted(a,b)	$(0.03)	$0.13	$0.03	$0.05	$—	$—	$(0.02)	$0.15

Nine Months Ended September 30, 2024
Subscriptions cost of revenue	$39,614	$(641)	$—	$—	$—	$—	$—	$38,973
Professional services cost of revenue	74,880	(4,364)	—	—	(1,398)	—	—	69,118
Total cost of revenue	114,494	(5,005)	—	—	(1,398)	—	—	108,091
Total operating expense	401,729	(25,006)	(3,442)	(12,643)	(4,136)	(5,786)	—	350,716
Operating (loss) income	(65,886)	30,011	3,442	12,643	5,534	5,786	—	(8,470)
Income tax expense	690	1,258	—	—	1,096	—	—	3,044
Net (loss) income	(78,615)	28,753	3,442	12,643	4,438	5,786	(1,799)	(25,352)
Net (loss) income per share, basic and diluted(b)	$(1.08)	$0.40	$0.05	$0.17	$0.06	$0.08	$(0.02)	$(0.35)
{a) Accounts for the impact of 1.8 million shares of dilutive securities resulting in total diluted shares of 74.2 million.
(b) Per share amounts do not foot due to rounding.

	GAAP Measure	Stock-Based Compensation	Litigation Expense	JPI Amortization	Severance Costs	Non-GAAP Measure
Three Months Ended September 30, 2023
Subscriptions cost of revenue	$11,265	$(211)	$—	$—	$—	$11,054
Professional services cost of revenue	24,804	(1,535)	—	—	—	23,269
Total cost of revenue	36,069	(1,746)	—	—	—	34,323
Total operating expense	116,242	(9,265)	4,961	(1,485)	—	110,453
Operating (loss) income	(15,217)	11,011	(4,961)	1,485	—	(7,682)
Income tax expense	178	88	—	—	—	266
Net (loss) income	(22,251)	11,099	(4,961)	1,485	—	(14,628)
Net (loss) income per share, basic and diluted	$(0.30)	$0.15	$(0.07)	$0.02	$—	$(0.20)

Nine Months Ended September 30, 2023
Subscriptions cost of revenue	$32,492	$(713)	$—	$—	$(30)	$31,749
Professional services cost of revenue	76,515	(4,598)	—	—	(158)	71,759
Total cost of revenue	109,007	(5,311)	—	—	(188)	103,508
Total operating expense	382,182	(27,904)	2,772	(1,485)	(6,111)	349,454
Operating (loss) income	(91,145)	33,215	(2,772)	1,485	6,299	(52,918)
Income tax expense	2,137	731	—	—	139	3,007
Net (loss) income	(101,435)	33,946	(2,772)	1,485	6,438	(62,338)
Net (loss) income per share, basic and diluted(a)	$(1.39)	$0.46	$(0.04)	$0.02	$0.09	$(0.86)
(a) Per share amounts do not foot due to rounding.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Reconciliation of adjusted EBITDA:
GAAP net loss	$(2,100)	$(22,251)	$(78,615)	$(101,435)
Other (income) expense, net	(12,544)	1,939	(5,882)	(4,637)
Interest expense	6,168	4,917	17,921	12,790
Income tax expense	1,319	178	690	2,137
Depreciation expense and amortization of intangible assets	2,562	2,340	7,503	7,046
Stock-based compensation expense	9,505	11,011	30,011	33,215
Litigation Expense	1,979	(4,961)	3,442	(2,772)
JPI Amortization	3,635	1,485	12,643	1,485
Severance Costs	—	—	5,534	6,299
Lease Impairment and Lease-Related Charges	324	—	5,786	—
Adjusted EBITDA	$10,848	$(5,342)	$(967)	$(45,872)